Exhibit 10.1

IMPERVA, INC.

2003 STOCK PLAN

ADOPTED FEBRUARY 24, 2003

APPROVED BY STOCKHOLDERS MAY 22, 2003

AMENDED JULY 28, 2006, JUNE 1, 2007, AUGUST 28, 2007, MAY 5, 2009, JUNE 4, 2010, AND

AUGUST 25, 2010.

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(b)	Mergers and Consolidations	7
(c)	Reservation of Rights	8

SECTION 9. SECURITIES LAW REQUIREMENTS		8
(a)	General	8
(b)	Financial Reports	8

SECTION 10. NO RETENTION RIGHTS		8

SECTION 11. DURATION AND AMENDMENTS		9
(a)	Term of the Plan	9
(b)	Right to Amend or Terminate the Plan	9
(c)	Effect of Amendment or Termination	9

SECTION 12. DEFINITIONS		9

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IMPERVA, INC.

2003 STOCK PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may be Nonstatutory Options or ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 13.

SECTION 2. ADMINISTRATION.

(a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Notwithstanding the above, if a Committee has been appointed, the entire Board of Directors may also administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

SECTION 3. ELIGIBILITY.

(a) General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for designation as an Optionee or Purchaser unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, (ii) the Purchase Price (if any) is at least 100% of the Fair Market Value of a Share and (iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Not more than 11,674,5971 Shares may be issued under the Plan (subject to Subsection (b) below and Section 8). The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

(b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed 11,674,5971 Shares (subject to adjustment pursuant to Section 8).

SECTION 5. TERMS AND CONDITIONS OF AWARDS OR SALES.

(a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(b) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

(c) Purchase Price. The Purchase Price of Shares to be offered under the Plan shall not be less than 85% of the Fair Market Value of such Shares, and a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors shall determine the Purchase Price at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

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Reflects the initial 2,700,000 shares approved by the Board on February 24, 2003, and by the stockholders on May 22, 2003; a 1,722,203 share increase approved by the Board on July 28, 2006, and by the stockholders on December 10, 2006; a 1,000,000 share increase approved by the Board on June 1, 2007, and by the stockholders on August 8, 2007; a 1,353,495 share increase approved by the Board on August 28, 2007, and by the stockholders on November 1, 2007; a 941,983 share increase approved by the Board on May 5, 2009 and by the Stockholders on June 10, 2009; a 156,916 share increase approved by the Board on June 4, 2010 and by the Stockholders on October 28, 2010; and a 3,800,000 share increase approved by the Board on August 25, 2010 and by the Stockholders on October 28, 2010.

(d) Withholding Taxes. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

(e) Restrictions on Transfer of Shares and Minimum Vesting. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. In the case of a Purchaser who is not an officer of the Company, an Outside Director or a Consultant:

(i) Any right to repurchase the Purchaser’s Shares at the original Purchase Price (if any) upon termination of the Purchaser’s Service shall lapse at least as rapidly as 20% per year over the five-year period commencing on the date of the award or sale of the Shares;

(ii) Any such repurchase right may be exercised only for cash or for cancellation of indebtedness incurred in purchasing the Shares; and

(iii) Any such repurchase right may be exercised only within 90 days after the termination of the Purchaser’s Service.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of a Nonstatutory Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

(d) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee has delivered an executed copy of the Stock Option Agreement to the Company. In the case of an Optionee who is not an officer of the Company, an Outside Director or a Consultant, an Option shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the date of grant. Subject to the preceding sentence, the Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion.

(e) Accelerated Exercisability. Unless the applicable Stock Option Agreement provides otherwise, all of an Optionee’s Options shall become exercisable in full if (i) the Company is subject to a Change in Control before the Optionee’s Service terminates, (ii) such Options do not remain outstanding, (iii) such Options are not assumed by the surviving corporation or its parent, (iv) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options, and (v) the full value of this option (whether or not exercisable) is not settled in cash or cash equivalents.

(f) Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(g) Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (f) above;

(ii) The date 3 months after the termination of the Optionee’s Service for any reason other than Disability, or such later date as the Board of Directors may determine; or

(iii) The date 6 months after the termination of the Optionee’s Service by reason of Disability, or such other date as the Board of Directors may determine (but not less than six months after the termination of the Optionee’s Service by reason of Disability).

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(h) Leaves of Absence. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(i) Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (f) above; or

(ii) The date 12 months after the Optionee’s death, or such later date as the Board of Directors may determine.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.

(j) Restrictions on Transfer of Shares and Minimum Vesting. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. In the case of an Optionee who is not an officer of the Company, an Outside Director or a Consultant:

(i) Any right to repurchase the Optionee’s Shares at the original Exercise Price upon termination of the Optionee’s Service shall lapse at least as rapidly as 20% per year over the five-year period commencing on the date of the option grant;

(ii) Any such right may be exercised only for cash or for cancellation of indebtedness incurred in purchasing the Shares; and

(iii) Any such right may be exercised only within 90 days after the later of (A) the termination of the Optionee’s Service or (B) the date of the option exercise.

(k) Transferability of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, an Nonstatutory Option shall also be transferable by the Optionee by (i) a gift to a member of the Optionee’s Immediate Family or (ii) a gift to an inter vivos or testamentary trust in which members of the Optionee’s Immediate Family have a beneficial interest of more than 50% and which provides that such Nonstatutory Option is to be transferred to the beneficiaries upon the Optionee’s death. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. Except as expressly provided herein or in the applicable Stock Option Agreement, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(l) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(m) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(n) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

SECTION 7. PAYMENT FOR SHARES.

(a) General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

(b) Surrender of Stock. At the discretion of the Board of Directors and to the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(d) Promissory Note. At the discretion of the Board of Directors and to the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(e) Exercise/Sale. At the discretion of the Board of Directors and to the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(f) Exercise/Pledge. At the discretion of the Board of Directors and to the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8. ADJUSTMENT OF SHARES.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

(b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement shall provide for:

(i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

(ii) The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

(iii) The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;

(iv) The full exercisability of such outstanding Options and full vesting of the Shares subject to such Options, followed by the cancellation of such Options; or

(v) The settlement of the full value of such outstanding Options (whether or not then exercisable) in cash or cash equivalents, followed by the cancellation of such Options.

(c) Reservation of Rights. Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. SECURITIES LAW REQUIREMENTS.

(a) General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, including the Israeli securities law and regulation, if applicable, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

(b) Financial Reports. The Company each year shall furnish to Optionees, Purchasers and stockholders who have received Stock under the Plan its balance sheet and income statement, unless such Optionees, Purchasers or stockholders are key Employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.

SECTION 10. NO RETENTION RIGHTS.

Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants or exercises of Options or sales of Shares that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan. The Plan shall terminate automatically 10 years after the later of (i) its adoption by the Board of Directors or (ii) the most recent increase in the number of Shares reserved under Section 4 that was approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 8) or (ii) materially changes the class of persons who are eligible for the grant of ISOs. Stockholder approval shall not be required for any other amendment of the Plan. If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or exercise of a purchase right, each granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 12. DEFINITIONS.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Change in Control” shall mean:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(e) “Company” shall mean Imperva, Inc., a Delaware corporation.

(f) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(g) “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted, or can expected to last, for a continuous period of not less than 12 months, at the Company’s or the Subsidiary’s, as applicable, discretion.

(h) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary. An individual shall not cease to be an “Employee” upon the transfer of such individual’s employment among the Company and its Subsidiaries.

(i) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(j) “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(k) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(l) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(m) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code .

(n) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(o) “Optionee” shall mean a person who holds an Option.

(p) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(q) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(r) “Plan” shall mean this Imperva, Inc. 2003 Stock Plan.

(s) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

(t) “Purchaser” shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(u) “Service” shall mean service as an Employee, Outside Director or Consultant.

(v) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(w) “Stock” shall mean the Common Stock of the Company, with a par value of $0.0001 per Share.

(x) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(y) “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(z) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Neither this document, nor any award agreement connected with it, is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the UK Sub-Plan of the Imperva, Inc 2003 Stock Plan (the “Sub-Plan”). The Sub-Plan is exclusively available to bona fide employees and former employees of Imperva, Inc Group.

THE UK SUB-PLAN OF THE

IMPERVA, INC. 2003 STOCK PLAN

(as amended July 28 2006)

1.	The purpose of this Sub-Plan is to provide incentives for UK tax resident present and future employees of Imperva Inc. through the grant of incentive awards.

2.	This Sub-Plan is governed by the Imperva Inc. 2003 Stock Plan (the “Plan”) and all of the provisions of this Sub-Plan shall be identical to those of the Plan SAVE THAT (i) “Sub-Plan” shall be substituted for “Plan”, and (ii) the following provisions shall be stated in this Sub-Plan in order to accommodate the specific requirements of UK law.

3.	The Sub-Plan shall become effective on the date of its adoption by the Board. The Sub-Plan shall terminate automatically on the date on which the term of the Plan terminates in accordance with Section 11 of the Plan. The Sub-Plan may be terminated by the Board of Directors on any earlier date.

4.	References to ISOs and Non-statutory Options in the Plan shall not apply to Options granted under the Sub-Plan.

5.	Options granted under the Sub-Plan shall be known as UK Unapproved Options.

6.	Section 3(a) – Eligibility of the Plan shall be substituted by the following:

“(a)	General Rule. Only Employees shall be eligible for the grant of UK Unapproved Options or the direct award or sale of shares under the Sub-Plan.”

7.	Section 5 – Terms and Conditions of Awards or Sales

This section shall not apply in its entirety.

8.	Section 6 – Terms and Conditions of Options

The last sentence of Section 6(b) shall be deleted.

The first three sentences of Section 6(c) shall be deleted and substituted by the following:

“(c)	Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant and a higher percentage may be required by Section 3(b).”

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In Sections 6(g) and 6(i) the following words shall be deleted:

“ or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance”

In Section 6(j) the following words shall be deleted:

“,an outside Director or a Consultant”

Section 6(k) shall be deleted and substituted by the following:

“(k)	Transferability of Options An Option shall not be transferable during the lifetime of the Optionholder but may be transferred to the Optionee’s executors or personal representatives on death.”

Section 6(n) shall be deleted and substituted by the following:

“(n)	Modification and Extension of Options Within the limitations of the Plan, the Board of Directors may modify or extend outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.”

9.	Section 12 – Definitions

Sections 12(f), 12(k), 12(l), 12(m), 12(p), 12(s), 12(t), 12(z) shall not apply.

Section 12(h) shall be amended by deleting “common-law”.

Section 12(n) shall be substituted by the following:

““Option” shall mean a UK Unapproved Option granted under the Plan and entitling the holder to purchase Shares.”

Section 12(u) shall be amended by deleting the reference to “Outside Director or Consultant”.

2

IMPERVA, INC.

APPENDIX A - ISRAEL

TO THE 2003 STOCK PLAN

1.	GENERAL

1.1.	This appendix (the “Appendix”) shall apply only to Optionees who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the Imperva, Inc. 2003 Stock Plan (hereinafter: the “Plan”), which applies to the issuance of options to purchase Shares of Imperva, Inc. (hereinafter: the “Company”). According to the Plan, options to purchase the Company’s Shares may be issued to employees, directors, consultants and advisors of the Company or its Affiliates

1.2	This Appendix is effective with respect to Options granted as of January 1, 2003 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

1.3.	This Appendix is to be read as a continuation of the Plan and only modifies options granted to Israeli Optionees so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Optioness.

1.5.	The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.6.	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3	“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.5	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder.

2.6	“ITA” means the Israeli Tax Authorities.

2.7	“Non-Employee” means a Consultant, Controlling Shareholder or any other person who is not an Employee.

2.8	“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.9	“Option” means an option to purchase one or more Shares of the Company pursuant to the Plan.

2.10	“102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.11	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.12	“Ordinance” means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.13	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.14	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.15	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF OPTIONS

3.1	The persons eligible for participation in the Plan as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; and (ii) Non-Employees and/or Controlling Shareholders may only be granted 3(i) Options

3.2	The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

3.3	The grant of Approved 102 Options shall be made under this Appendix adopted by the Board of Directors, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

3.5	No Approved 102 Options may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Appendix and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

3.6	All Approved 102 Options must be held in trust by a Trustee, as described in Section 4 below.

3.7	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1	Approved 102 Options which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder. In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be regarded as Unapproved 102 Options, all in accordance with the provisions of Section 102.

4.2	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

4.3	Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Option or Share granted to him thereunder.

5.	THE OPTIONS

The terms and conditions upon which the Options shall be issued and exercised, shall be as specified in the Stock Option Agreement to be executed pursuant to the Plan and to this Appendix. Each Stock Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the vesting provisions and the exercise price.

6.	FAIR MARKET VALUE FOR TAX PURPOSE

Without derogating from Section 13(j) of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s Shares are listed on any established stock exchange or a national market system or if the Company’s Shares will be registered for trading within ninety (90) days following the date of grant of the CGOs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	EXERCISE OF OPTIONS

Options shall be exercised by the Optionee by giving a written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the option is being exercised.

8.	ASSIGNABILITY AND SALE OF OPTIONS

8.1.	Notwithstanding any other provision of the Plan including without limitation Section 6(k) of the Plan, no Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.2	As long as Options or Shares purchased pursuant to thereto are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

9.1.	With regards to Approved 102 Options, the provisions of the Plan and/or the Appendix and/or the Stock Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Stock Option Agreement.

9.2.	Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Stock Option Agreement, shall be considered binding upon the Company and the Optionees.

10.	DIVIDEND

10.1	Subject to the Company’s Incorporation Documents, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options and held by the Optionee or by the Trustee as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends.

10.2	During the period in which Shares are held by the Trustee on behalf of the Optionee, the cash dividends paid with respect thereto shall be paid directly to the Optionee.

11.	TAX CONSEQUENCES

11.1	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

11.2	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to any Optionee until all required payments have been fully made.

12.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.

*    *    *

IMPERVA, INC

2003 STOCK PLAN

ADDENDUM

Terms and Conditions for French Option Grants

The following terms and conditions will apply in the case of Option grants to French residents and to those individuals who are otherwise subject to the laws of France.

1. Definitions: All capitalized terms and expressions contained herein shall have the meanings ascribed to them in the Imperva Inc. 2003 Stock Plan, it being specified that:

(a) “Applicable Laws” means the legal requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and French corporate, securities, labor and tax laws.

(b) “Employee” means (i) any person employed by the Company or a branch of the Company or a Subsidiary in a salaried position within the meaning Applicable Laws, who does not own more than 10% of the voting power of all classes of stock of the Company, or any Parent or Subsidiary, and who is a resident of the Republic of France or (ii) any person employed by the Company or a branch of the Company or a Subsidiary who is a resident of France for tax purposes or who performs his or her duties in France and is subject to French income social security contributions on his or her remuneration.

(c) “Fair Market Value” means, as of any date, the dollar value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market or Nasdaq Global Market of the Nasdaq Stock Market, its Fair Market Value will be the average quotation price for the last 20 days preceding the date of determination for such stock (or the average closing bid for such 20 day period, if no sales were reported) as quoted on such exchange or system and reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq Stock Market (but not on the Nasdaq Global Select Market or Nasdaq Global Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock for the last 20 days preceding the date of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Board of Directors.

(d) “Optioned Stock” means stock deriving from the exercise of an Option.

(e) “Subsidiary” means any participating subsidiary of the Company located in the Republic of France and that falls within the definition of “subsidiary” within the meaning of Section L. 225-180 paragraph 1 of the French commercial code.

(f) “Termination” means if the Optionee is an Employee, the last day of any statutory or contractual notice period whether worked or not (provided, only the employer, and not the Optionee, may decide whether the Optionee works during the notice period) and irrespective of whether the termination of the employment agreement is due to resignation or dismissal of the Employee for any reason whatsoever; if the Optionee is a corporate officer as defined in Section 2 of this Addendum, Termination means the date on which he or she effectively leaves his or her position as a corporate officer for any reason whatsoever.

2. Eligibility: Options granted pursuant to this Addendum may be granted only to Employees. To the extent applicable to the Company, the “Président du conseil d’administration”, the “membres du directoire”, the “Directeur general”, the “directeurs généraux délégués”, the “Gérant” of a company with capital divided by shares who are not also Employees of a Subsidiary in accordance with a valid employment agreement may also be granted Options hereunder provided that the Optioned Stock are listed. For the purpose of this Addendum, when applicable, the rules set forth for an Employee shall be applicable to the aforementioned corporate officers.

3. Stock Subject to the Plan: The total number of Options outstanding which may be exercised for newly issued Shares may at no time exceed one-third of the Company’s voting stock, whether preferred stock of the Company or Common Stock. If any Optioned Stock is to consist of reacquired Shares, such Optioned Stock must be purchased by the Company, in the limit of 10% of its share capital, prior to the date of grant of the corresponding new Option and must be reserved and set aside for such purposes. In addition, the new Option must be granted within one (1) year of the acquisition of the Shares underlying such new Option.

4. Limitations Upon Granting of Options.

(a) Declaration of Dividend; Capital Increase: To the extent applicable to the Company, Options cannot be granted during the 20 trading days from (i) the date the Common Stock is trading on an ex-dividend basis or (ii) a capital increase.

(b) Non-Public Information: To the extent applicable to the Company, the Company shall not grant Options during the closed periods required under Section L 225-177 of the French Commercial Code. As a result, notwithstanding any other provision of the Plan, Options cannot be granted:

(i) during the ten (10) trading days preceding and following the date on which the consolidated accounts, or, if unavailable, the annual accounts, are made public;

(ii) during the period between the date on which the Company’s governing bodies (i.e., the Board of Directors) become aware of information which, if made public, could have a material impact on the price of the Shares, and the date ten (10) trading days after such information is made public.

(c) Right to Employment: Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s employment relationship with the Company or any Subsidiary.

5. Exercise Price. The exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Board of Directors upon the date of grant of the Option but in no event will be lower than (i) in case of issued Shares, the Fair Market Value on the date of grant or (ii) in case of reacquired Shares, the Fair Market Value on the date of grant for ISO and 85% of the fair Market Value on the date of grant for Nonstatutory Options. The exercise price cannot be modified while the Option is outstanding, except as required by Applicable Laws.

6. Term of Option: The term of each Option shall be as stated in the Stock Option Agreement provided, however, that the maximum term of an Option shall not exceed ten (10) years from the date of grant of the Option.

7. Exercise of Option; Restriction on Sale:

(a) Options granted hereunder may be not be exercised within one (1) year of the date the Option is granted (the “Initial Exercise Date”) whether or not the Option has vested prior to such time; provided, however, that the Initial Exercise Date will be automatically adjusted to conform with any changes under Applicable Laws so that the length of time from the date of grant to the Initial Exercise Date when added to the length of time in which Shares may not be disposed of after the Initial Exercise Date as provided in Section 7(b) below, will allow for favorable tax and social security treatment under Applicable Laws. Thereafter, Options may be exercised to the extent they have vested. Options granted hereunder will vest as the Board of Directors determines.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Stock Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised together with any applicable withholding taxes and social security contributions. Full payment may consist of any consideration and method of payment authorized by the Board of Directors and permitted by the Stock Option Agreement and the Plan to the exclusion of any cashless exercise program. Until the Shares are issued (as evidenced by the appropriate entry in the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8 of the Plan.

(b) The Shares subject to an Option may not be transferred, assigned or hypothecated in any manner otherwise than by will or by the laws of descent or distribution before three (3) years from the Initial Exercise Date, except for any events provided for in Article 91 ter of Annex II to the French tax code; provided, however, that the duration of this restriction on sale will be automatically adjusted to conform with any changes to the holding period required for favorable tax and social security treatment under Applicable Laws to the extent permitted under Applicable Laws.

(c) Termination of Employment Relationship: Upon Termination of an Optionee’s status as an Employee (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option within thirty (30) days of Termination, or such longer period of time as specified in the Stock Option Agreement, and only to the extent that the Optionee was entitled to exercise it at the date of Termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement).

(d) Disability of Optionee: Upon Termination of an Optionee’s status as an Employee as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within six (6) months from the date of such Termination or such longer period of time as specified in the Stock Option Agreement, but only to the extent that the Optionee was entitled to exercise it at the date of such Termination (but in no event later than the expiration of the term of such Option as set forth in the Stock Option Agreement).

(e) Death of Optionee: In the event of the death of an Optionee while an Employee, the Option may be exercised at any time within six (6) months following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death.

(f) Option granted to corporate officers: In the event of Options granted pursuant to this Addendum to a corporate officer the Stock Option Agreement shall determine (i) the portion of the Options the corporate officer will not be entitled to exercise before the end of his functions or, (ii) the portion of the shares the corporate officer will have to hold until the end of his functions.

8. Non-Transferability of Options: An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

9. Changes in Capitalization: If any adjustment or substitution provided for in Section 8 of the Plan to the exercise price and the number of shares of Common Stock covered by outstanding Options would violate Applicable Laws in such a way to jeopardize the favorable tax and social security treatment of this Plan together with this Addendum and the Options granted thereunder, then no such adjustment nor substitution will be made prior to the exercise of any such outstanding Option.

10. Information Statements to Optionees: The Company or Subsidiary, as required under Applicable Laws, will provide each Optionee with copies to the appropriate governmental entities, such statements of information as required by the Applicable Laws.

11. Reporting to the Shareholders’ Meeting: The Subsidiary of the Company, if required under Applicable Laws, will provide its shareholders with an annual report with respect to Options granted and/or exercised by its Employees in the financial year.